UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ACTUA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Investor inquiries:

Karen Greene

Actua

Investor Relations

610.727.6900

IR@actua.com

ACTUA FILES DEFINITIVE PROXY MATERIALS

FOR SALE OF ITS THREE MAJORITY-OWNED BUSINESSES

Special Meeting of Stockholders to be Held on December 7, 2017

Radnor, PA – (November 7, 2017) – Actua Corporation (Nasdaq: ACTA) (“Actua”) filed definitive proxy materials with the U.S. Securities and Exchange Commission (“SEC”) today in connection with its special meeting of stockholders to approve the sale of its interests in Bolt, FolioDynamix and VelocityEHS in two separate transactions. These pending sale transactions were previously announced on September 25, 2017.

The special meeting of stockholders is scheduled to be held on December 7, 2017 at 10:00 a.m. ET at The Radnor Hotel, 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087. Actua stockholders of record as of the close of business on November 2, 2017 will be entitled to vote their shares at the special meeting either in person or by proxy.

For more information on the definitive proxy materials and the special meeting of stockholders, please go to www.actua.com and look for the icon labeled “Special Meeting of Stockholders.”

About Actua

Actua Corporation (Nasdaq: ACTA), the multi-vertical cloud company, brings the power of the cloud to vertical markets and processes. Actua is pioneering the second wave of the SaaS revolution – the vertical wave – by growing cloud businesses that are transforming their markets. With over 700 employees delivering unrivaled domain knowledge, agility and responsiveness to our customers, Actua’s rapidly growing vertical cloud businesses are positioned to lead this wave. For the latest information about Actua and its brands, please go to www.actua.com.

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Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, risks associated with our ability to compete successfully in highly-competitive, rapidly-developing markets, the valuation of public and private cloud-based businesses by analysts, investors and other market participants, our ability to deploy capital effectively and on acceptable terms, the effect of economic conditions generally, capital spending by our customers, our ability to retain existing customer relationships and revenue streams and secure new ones, developments in the markets in which we operate and our ability to respond to those changes in a timely and effective manner, the availability, performance and security of our cloud-based technology, particularly in light of increased cybersecurity risks and concerns, our ability to retain key personnel, our ability to successfully integrate any acquired business, the impact of any potential acquisitions, dispositions, share repurchases or other strategic transactions (including in connection with the negotiation, execution and consummation thereof), our ability to have continued access to capital and to manage capital resources effectively, our ability to satisfy the closing conditions for the sales of our businesses described above, our ability to monetize our remaining minority investments for sufficient value and other risks and uncertainties detailed in Actua’s filings with the SEC. These and other factors may cause actual results to differ materially from those projected.